UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2024

Onex Direct Lending BDC Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01405	86-3687484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

930 Sylvan Avenue Englewood Cliffs, NJ	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 541-2121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On October 3, 2024 (the “Closing Date”), Onex Direct Lending BDC SPV, LLC (“ODL SPV”), a Delaware limited liability company, and Onex Direct Lending BDC Fund (the “Company”), a Delaware statutory trust, solely in their capacities as the transferor and as the servicer, entered into a Loan and Servicing Agreement with Sumitomo Mitsui Banking Corporation (“SMBC”), as initial lender and as the administrative agent and as the collateral agent, and U.S. Bank National Association as account bank and as the collateral custodian (the “SMBC Facility”).

The current maximum principal amount of the SMBC Facility is $300.0 million (which consists of $300.0 million of revolving commitments), which may be increased up to a maximum facility amount of $1,500,000,000 subject to the requirements set forth in the SMBC Facility, including lender consent.

The SMBC Facility provides for the ability to draw and redraw revolving loans under the SMBC Facility through October 3, 2027, unless the revolving commitments are terminated sooner in the SMBC Facility. The reinvestment period end date (after which no borrowings may be drawn under the SMBC Facility) and the maturity date under the SMBC Facility are October 3, 2027 and October 3, 2029, respectively, unless otherwise terminated in accordance with its terms.

Subject to certain conditions set forth in the SMBC Facility, advances (i) during the reinvestment period will bear interest at SOFR plus a spread of 1.65% or 2.30% per annum with respect to SOFR advances and will bear interest at the base rate plus a spread of 0.65% or 1.30% per annum with respect to base rate advances and (ii) after the reinvestment period will bear interest at SOFR plus a spread of 2.15% or 2.80% per annum with respect to SOFR advances and will bear interest at the base rate plus a spread of 1.15% or 1.80% per annum with respect to base rate advances.

The SMBC Facility includes customary covenants, including certain financial maintenance covenants, limitation on the activities of ODL SPV, including limitations on incurrence of incremental indebtedness, and customary events of default. The SMBC Facility is secured by a lien on assets held by the ODL SPV and on any payments received by ODL SPV in respect of those assets.

Borrowings of ODL SPV are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the SMBC Facility and Contribution Agreement and is qualified in its entirety by reference to the copies of the SMBC Facility and Contribution Agreement which are filed as Exhibits 10.1 and 10.2 to this current report on Form 8-K and are incorporated herein by reference thereto.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Loan and Servicing Agreement, dated as of October 3, 2024, by and among Onex Direct Lending BDC SPV, LLC, as borrower, Onex Direct Lending BDC Fund, as transferor and servicer, Sumitomo Mitsui Banking Corporation, as administrative agent and collateral agent and lender, U.S. Bank Nation Association, as account bank and collateral custodian.

10.2	Contribution Agreement, dated as of October 3, 2024, by and among Onex Direct Lending BDC SPV, LLC, as transferee, and Onex Direct Lending BDC Fund, as transferor.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEX DIRECT LENDING BDC FUND

Date: October 9, 2024	By:	/s/ Zachary Drozd
	Name: Title:	Zachary Drozd General Counsel and Chief Compliance Officer